UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2021

UNITED RENTALS, INC.

UNITED RENTALS (NORTH AMERICA), INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	86-0933835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Suite 700
Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 618-7255

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value, of United Rentals, Inc.	URI	New York Stock Exchange

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment No.1 to Third Amended and Restated Credit Agreement

On June 30, 2021, United Rentals, Inc. (“Holdings”), United Rentals (North America) Inc. (“URNA”), the subsidiaries of URNA party thereto as Guarantors, the subsidiaries of URNA party thereto as Borrowers, Bank of America, N.A., as the agent and certain other lenders under the Credit Agreement (as defined below) entered into an amendment (the “ABL Amendment”) to the Third Amended and Restated Credit Agreement, dated as of February 15, 2019 (as amended to the date hereof, including by the ABL Amendment, the “Credit Agreement”), among Holdings, URNA, the subsidiaries of URNA party thereto as guarantors, the subsidiaries of URNA party thereto as Borrowers, Bank of America, N.A., as the agent, and the other financial institutions party thereto from time to time.

The ABL Amendment was executed primarily to provide for a separate tranche of revolving commitments in an aggregate principal amount equal to US$175,000,000 (the “ANZ Tranche”) to be available to United Rentals Australia Pty Limited and United Rentals New Zealand (each a subsidiary of URNA and, together, the “ANZ Borrowers”), which URNA recently acquired. The aggregate amount committed under the Credit Agreement of $3,750,000,000 remained unchanged, and the amount of the facility available to be drawn by other Borrowers was reduced to reflect the addition of the ANZ Tranche. Borrowings under the ANZ Tranche will be subject to the borrowing base that applies to all borrowings under the ABL Facility. The ANZ Tranche will mature on the same date as the ABL Facility.

The obligations of the ANZ Borrowers under the ANZ Tranche will benefit from the same guarantees and security as apply to other loans of non-U.S. Borrowers under the Credit Agreement, and the ANZ Borrowers will be jointly liable for any borrowings under the ANZ Tranche.

The terms of the ABL Facility allow for increases to the ANZ Tranche, subject to agent and/or lender consent. Amounts drawn under the ANZ Tranche bear annual interest at (i) the LIBOR rate (or the Bank Bill Rate) plus a margin of 1.25% to 1.75%, (ii) a base rate (equal to the highest of Bank of America, N.A.’s prime rate, the federal funds rate plus 0.5% and 30-day LIBOR plus 1.0%) plus a margin of 1.25% to 1.75% or (iii) a foreign base rate applicable to swingline loans under the ANZ Tranche equal to (a) with respect to swingline loans denominated in Australian dollars, the per annum rate of interest (rounded upward to the next 1/100th of 1%) equal to the Reserve Bank of Australia’s “cash rate” plus a margin of 1.25% to 1.75% and (b) with respect to swingline loans denominated in New Zealand Dollars, the per annum rate of interest (rounded upward to the nearest 1/100th of 1%) equal to the rate announced from time to time by the Reserve Bank of New Zealand as the “official cash rate” plus a margin of 1.25% to 1.75%. The interest rate margins are subject to adjustments based on utilization of the facility and, under certain circumstances, URNA’s total indebtedness leverage ratio on a consolidated basis.

The ANZ Tranche is subject to the same covenants, events of default and other terms under the Credit Agreement that apply to other borrowings under the ABL Facility.

The foregoing description of the ABL Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the ABL Amendment, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01.           Financial Statements and Exhibits.

10.1	First Amendment to the Third Amended and Restated Credit Agreement, dated as of June 30, 2021, to the Third Amended and Restated Credit Agreement, dated as of February 15, 2019, among United Rentals (North America), Inc., United Rentals Inc., the other Borrowers party thereto, the other Guarantors party thereto, the Lenders party thereto, and Bank of America, N.A., as Agent.

EXHIBIT INDEX

Exhibits

Exhibit 10.1	First Amendment to the Third Amended and Restated Credit Agreement, dated as of June 30, 2021, to the Third Amended and Restated Credit Agreement, dated as of February 15, 2019, among United Rentals (North America), Inc., United Rentals Inc., the other Borrowers party thereto, the other Guarantors party thereto, the Lenders party thereto, and Bank of America, N.A., as Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2021

UNITED RENTALS, INC.

By:	/s/ Joli L. Gross
Name:	Joli L. Gross
Title:	Senior Vice President, General Counsel and Corporate Secretary

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Joli L. Gross
Name:	Joli L. Gross
Title:	Senior Vice President, General Counsel and Corporate Secretary